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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement of Group Maintenance America Corp., of Form S-4 of our report dated April 18, 1997, except for Notes 2 and 11, as to which the date is August 18, 1997, relating to the financial statements of MacDonald-Miller Industries, Inc., which appear in such Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Moss Adams l.l.p.

Seattle, Washington
December 5, 1997